Exhibit 5.1

May 18, 2022

Chipotle Mexican Grill

610 Newport Center Drive

Newport Beach, CA 92660

Re: Chipotle Mexican Grill, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the registration statement on Form S-8 filed by Chipotle Mexican Grill, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 250,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”). The Shares are issuable under the Company’s Employee Stock Purchase Plan (the “Plan”).

As General Counsel and Chief Legal Officer of Chipotle, I am familiar with the actions taken by the Company in connection with the adoption of the Plan and with the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and the general business affairs of Chipotle. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

Based on the foregoing, and subject to the limitations and qualifications expressed herein, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof and is limited to the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement on Form S-8. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

Yours truly,

/s/ Roger Theodoredis

General Counsel & Chief Legal Officer